Exhibit 10.5

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES.

Warrant No.	CSW-__	Number of Shares: _________
Warrant Date:	June 26, 2018

PEDEVCO CORP.
WARRANT
FOR THE PURCHASE OF
COMMON STOCK

1.           Issuance.  For value received, the receipt of which is hereby acknowledged by PEDEVCO Corp., a Texas corporation (the “Company”), _______________________________, or registered assigns (the “Holder”), is hereby granted the right to purchase, at any time until the close of business on June 25, 2021 (the “Expiration Date”), _____________________________________ (______), subject to adjustment upon certain events, fully paid and nonassessable shares of the Company’s Common Stock, par value US$0.001 per share (the “Common Stock”), at an exercise price of US$0.328 per share (the “Exercise Price”).

2.           Procedure for Exercise.  Upon surrender of this Warrant with the annexed Notice of Exercise Form duly executed, together with payment in cash of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. This Warrant may be exercised in whole or in part. On any such partial exercise, provided the Holder has surrendered the original Warrant, the Company will issue and deliver to the order of the Holder a new Warrant of like tenor, in the name of the Holder, for the whole number of shares of Common Stock for which such Warrant may still be exercised. Any fractional shares shall be rounded up to the nearest whole share.

3.           Reservation of Shares.  The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance upon exercise hereof (the “Warrant Shares”). Any shares issuable upon exercise of this Warrant will be duly and validly issued, fully paid, non-assessable and free of all liens and charges and not subject to any preemptive rights and rights of first refusal.

4.           Mutilation or Loss of Warrant.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

5.           No Rights as Shareholder.  The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6.           Effect of Certain Transactions

6.1           Adjustments for Stock Splits, Stock Dividends Etc.  If the number of outstanding shares of Common Stock of the Company are increased or decreased by a stock split, reverse stock split, stock dividend, stock combination, recapitalization or the like, the Exercise Price and the number of shares purchasable pursuant to this Warrant shall be adjusted proportionately so that the ratio of (i) the aggregate number of shares purchasable by exercise of this Warrant to (ii) the total number of shares outstanding immediately following such stock split, reverse stock split, stock dividend, stock combination, recapitalization or the like shall remain unchanged, and the aggregate purchase price of shares issuable pursuant to this Warrant shall remain unchanged.

6.2           Expiration Upon Certain Transactions.  If at any time the Company plans to sell all or substantially all of its assets or engage in a merger or consolidation of the Company in which the Company will not survive and in which holders of the Common Stock will receive consideration at or above the Exercise Price, as adjusted (other than a merger or consolidation with or into a wholly- or partially-owned subsidiary of the Company), the Company will give the Holder of this Warrant advance written notice. Upon the occurrence of any such event, this Warrant shall automatically be deemed to be exercised in full without any action required on the part of the Holder.

6.3           Adjustments for Reorganization, Mergers, Consolidations or Sales of Assets.  If at any time there is a capital reorganization of the Common Stock (other than a recapitalization, combination, or the like provided for elsewhere in this Section 6) or merger or consolidation of the Company with another corporation (other than one covered by Section 6.2), or the sale of all or substantially all of the Company’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant (and only to the extent this Warrant is exercised), the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock, or other securities, deliverable upon the exercise of this Warrant would otherwise have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustments shall be made in the application of the provisions of this Section 6 (including adjustment of the Exercise Price then in effect and number of Warrant Shares purchasable upon exercise of this Warrant) which shall be applicable after such events.

7.           Transfer to Comply with the Securities Act.  This Warrant has not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) and has been issued to the Holder for investment and not with a view to the distribution of either this Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for this Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

8.           Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, or if mailed, two days after the date of deposit in the United States mails, as follows:

If to the Company, to:

PEDEVCO Corp.
4125 Blackhawk Plaza Circle, Suite 201
Danville, CA 94506

Attention: Chief Executive Officer and General Counsel

With a copy to:

The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Attention: David M. Loev, Esq.

If to the Holder, to his address appearing on the Company’ records.

Any party may designate another address or person for receipt of notices hereunder by notice given to the other parties in accordance with this Section.

9.           Supplements and Amendments; Whole Agreement.  This Warrant may be amended or supplemented only by an instrument in writing signed by the Company and the Holder hereof. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof, and there are no representations, warranties, agreements or understandings other than expressly contained herein.

10.           Governing Law.  This Warrant shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of Texas or in the federal courts located in Harris County, Texas. The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Warrant by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

11.           Counterparts.  This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12.           Descriptive Headings.  Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

13.           Assignability.  This Warrant or any part hereof may only be hereafter assigned by the Holder to an affiliate thereof executing documents reasonably required by the Company. Any such assignment shall be binding on the Company and shall inure to the benefit of any such assignee.

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the Warrant Date set forth above.

PEDEVCO CORP. By: ______________________________________ Name: Frank C. Ingriselli Title: President and CEO HOLDER: _________________________________________ By: ______________________________________
Name: ____________________________________ Title: _____________________________________

NOTICE OF EXERCISE OF WARRANT

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant dated as of ______________________, to purchase _____________ shares of the Common Stock of PEDEVCO Corp., and tenders herewith payment in accordance with the first paragraph of Section 2 of the Warrant, pursuant to the provisions of Section 2 of the Warrant.

Please deliver the stock certificate to:
______________________________________
______________________________________
______________________________________

Dated: ___________________
By:_______________________